Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption Independent Registered Public Accounting Firm in the Statement of Additional Information and to the use of our report dated August 18, 2020 on the financial statement of Conversus StepStone Private Markets as of and for the period ended June 30, 2020 included in Pre-Effective Amendment No. 1 and Amendment No. 8 to the registration statement (Form N-2, No. 333-239638 and No. 811-23480).

/s/ Ernst & Young LLP

New York, New York

August 18, 2020